UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 15, 2001

Honda Auto Lease Trust 1999-A
(Exact name of registrant specified in its charter)

Delaware	333-72303	33-0846301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Honda Titling C L.P. Honda Titling D L.P. 700 Van Ness Avenue Torrance, CA	90501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 781-6146, 6148

Item 5. Other Events

     On May 15, 2001, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the 1999-A Securitization Trust Agreement, dated as of July 1, 1999 (the "Agreement"), between Honda Titling C L.P.and Honda Titling D L.P., as Transferors, and U.S. Bank National Association, as Owner Trustee, Wilmington Trust Company, as Delaware Owner Trustee, and Bank of New York, as Indenture Trustee, (together the "Trustees") were distributed to holders of Notes ("Noteholders") and certificates ("Certificateholders") representing special units of beneficial interest ("SUBI'S") in the Honda Auto Lease Trust 1999-A Auto Lease Asset-Backed Notes and Certificates. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Indenture Trustees for distribution to the Noteholders and Certificateholders, and as such, was distributed by the Indenture Trustees to the Noteholders and Certificateholders. A copy of the Servicer's Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.

Item 7 (c). Exhibits 20

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honda Auto Lease Trust 1999-A
By: American Honda Finance Corporation, as Servicer

By: /s/ John Weisickle
John Weisickele, Vice President / Finance